                                                                    EXHIBIT 10.2

                           STOCK PURCHASE  AGREEMENT


   THIS AGREEMENT is made effective the 1st day of November, 1997, by and among TOPP TELECOM, INC., a Florida corporation ("TTI" or the "Company") and CELLSTAR TELECOM, INC., a Delaware corporation ("CellStar"); DAVID TOPP ("Topp") is a party to this Agreement for purposes of Sections 4, 8, 9, 10, 11 and 12 only; and FREDERICK J. POLLAK ("Pollak") is a party to this Agreement for purposes of Section 5, 8, 9, 10, 11 and 12 only.

   WHEREAS, the Company desires to sell, and CellStar desires to purchase, shares of the Company's Common Stock, allocated between voting and non-voting, in the amounts and on the terms and conditions set forth herein;

   WHEREAS, to induce CellStar to purchase such shares,Topp and Pollak are willing to enter into certain provisions of this Agreement and the other agreements contemplated herein;

   NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  SALE AND PURCHASE OF SECURITIES

   1.1 Description of Securities. The Company has authorized the issuance, sale and delivery to CellStar of shares representing an aggregate of thirty percent (30%) of the amount of the Company's Common Stock (voting and nonvoting), par value $ .01 per share ("Stock") outstanding after such aggregate issuance, of which (i) a number of shares equal to eighteen percent (18%) of the Company's stock outstanding after such first issuance shall be issued on the date hereof for an aggregate purchase price of $3 million (the "October Shares"), and (ii) a number of shares equal to twelve percent (12%) of the Company's stock outstanding after such second issuance shall be issued on or before December 31, 1997 for an aggregate purchase price of $2 million (the "December Shares, which together with the October Shares are referred to as the "Securities").

   1.2 Use of Proceeds. The proceeds of the purchase price for the Stock shall be used to finance the working capital needs of the Company.

   1.3 Reserved Shares. The Company has authorized and reserved, and covenants to continue to reserve, a sufficient number of shares of its Stock to issue the December Shares.

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   1.4  Sale and Purchase.   Simultaneously upon the execution and delivery of
this Agreement, the Company shall issue and sell to CellStar, and CellStar shall purchase from the Company, the October Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions (other than those contemplated in the Shareholder Agreement referred to in Section 7 hereof). On the Second Closing Date(as defined in Section 2.1 below), the Company shall issue and sell to CellStar, and CellStar shall purchase from the Company, the December Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions (other than those contemplated in the Shareholder Agreement referred to in Section 7 hereof.

   1.5 Failure to Purchase. In the event that CellStar fails to consummate the purchase of the December Shares by December 31, 1997, $2 million of the amount of accounts payable owed by the Company to CellStar, Ltd. under that certain Distribution Agreement between CellStar, Ltd. and the Company dated September 15, 1997 shall automatically be converted to a two year note, bearing interest at eight percent (8%) per annum, and payable in equal monthly installments over the two year period of the note. Notwithstanding any provision in this Agreement to the contrary, such automatic conversion of such $2 million in accounts payable owed by the Company to a two year note shall be the sole and exclusive remedy of the Company, whether in law or in equity, for CellStar's breach of its obligation to purchase the December Shares.

SECTION 2.   CLOSING

        2.1 First and Second Closings. The closing of the sale and purchase of the October Shares ("First Closing") shall take place simultaneously with the execution and delivery of this Agreement, at such place and date as are mutually agreed upon by the Company and CellStar ( "First Closing Date"). The closing of the sale and purchase of the December Shares ("Second Closing") shall occur at such place and date on or before December 31, 1997 as are mutually agreed upon by the Company and CellStar ("Second Closing Date").

        2.2 Deliveries at Closing. At the First Closing, the Company will execute and/or deliver to CellStar (i) this Agreement, (ii) the various agreements and documents referred to in Section 7 hereof, and (iii) the October Shares; and CellStar will execute and/or deliver to the Company (i) this Agreement, (ii)

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the various agreements and documents referred to in Section 8 hereof, and (ii)
$3 million by check or wire transfer to an account designated by the Company, less any offsets as are agreed upon by the parties.

   At the Second Closing, the Company will deliver to CellStar the December Shares; and CellStar will deliver to the Company $2 million by check or wire transfer to an account designated by the Company, less any offsets as are agreed upon by the parties.

SECTION 3.  REPRESENTATIONS AND WARRANTIES BY THE COMPANY

   The Company represents and warrants to CellStar that the following are true and correct as of the date hereof and will be true and correct on the Second Closing Date to the same extent as if made on such date:

        3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it, to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed on SCHEDULE 3.1, except where the failure to be qualified or licensed would not have a material adverse effect on the Company, its property, business or prospects ("Material Adverse Effect").

        3.2 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.01 par value, of which 5,000,000 shares are voting common stock (of which 5,000 shares are issued and outstanding) and 5,000,000 shares are non-voting common stock (of which 96,500 shares are issued and outstanding. No shares of capital stock are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as disclosed on SCHEDULE 3.2, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company. Except as disclosed on SCHEDULE 3.2, neither the Company, nor to the knowledge of the Company, the shareholders of the Company, are parties to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any type, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, repurchase, redemption, transfer or delivery of any capital stock of the Company. No shares of capital stock of the Company have been issued or disposed of in

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violation of the preemptive rights of any of the Company's shareholders. Set forth on SCHEDULE 3.2 attached hereto is: (i) the name of each shareholder and the number of shares owned by each; (ii) all options, warrants and other rights to acquire shares of the Company's stock, and the names of, and amounts held by, each holder of all such outstanding options, warrants and rights. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any entity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.


      3.3 Financial Statements. Attached hereto as SCHEDULE 3.3 are the following financial statements (collectively the "Financial Statements"): (i) audited financial statements of the Company for the year ended December 31, 1996 (the "1996 Statements"); (ii) unaudited balance sheet and income statement of the Company for the six (6)months ended June 30, 1997 (the "June Statements"); and (iii) unaudited balance sheet and income statement of the Company for the nine (9) months ended September 30, 1997 (the "September Statements). The Financial Statements were prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, and except for the absence of cash flows, notes and year end adjustments with respect to the June and September Statements or as stated in such financial statements, are in all material respects complete, correct and consistent with the books and records of the Company, and fairly and accurately present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows (with respect to the 1996 Statements only) of the Company for the periods shown therein. Since December 31, 1996, there has not been any material adverse change in the results of operations or financial condition of the Company or any event or condition which would constitute a Material Adverse Effect.

      3.4  Liabilities and Obligations.

      (a) No Other Liabilities. The Financial Statements reflect all liabilities of the Company, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date of such financial statements and required to
be reflected in accordance with GAAP.   All reserves shown in the Financial
Statements are appropriate, reasonable and sufficient to provide for anticipated losses. Except as set forth in the Financial Statements, the Company is not liable with respect to, or obligated in any other way to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company knows of no basis for the assertion of any other claims or liabilities with respect thereto.

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      (b)  Indebtedness to Topp, Inc.  Immediately prior to the Closing, the
Company was indebted to Topp, Inc., a Florida corporation controlled by Topp ("Topp, Inc."), in the aggregate principal amount of $1,122,640.03 (the "Topp Debt"), of which $1 million will be converted to shares of the Company's Class B Common Stock ( the "Conversion Debt") on the Closing Date pursuant to the terms and conditions of this Agreement. The Topp Debt, including the Conversion Debt, is a valid obligation of the Company for the repayment of monies borrowed or property received from Topp, Inc., and the full principal amount thereof represents cash proceeds or the fair market value of property received by the Company.

      3.5 Title to Assets. The Company has good title to its assets, free and clear of all liens, security interests, adverse claims and encumbrances, except as set forth on SCHEDULE 3.5 attached hereto. The assets are in good operating condition and repair, normal wear and tear excluded, and are fit and useable for the purposes for which they are being used.

      3.6 Revenues and Accounts Receivable. All revenues recorded in the books of the Company since December 31, 1996 and all accounts and notes receivable of the Company as of September 30, 1997 and subsequent thereto represent bona fide sales that arose in the ordinary and usual course of the Company's business, and do not represent any reciprocal sales,double sales, sale backs or purchase backs, bill and hold, consignment, sale on approval or other special sales.
Such acounts and notes receivable represent valid and enforceable obligations due to the Company and have been recorded on the Company's books in accordance with GAAP.

      3.7 Contracts. Listed on SCHEDULE 3.7 are (i) contracts, commitments and agreements with the Company's ten largest customers and ten largest suppliers and (ii) all other contracts, commitments and agreements involving amounts in excess of $100,000 to which the Company is a party or is bound ("Material Contracts"). There has not been any default in any obligation to be performed by the Company under any Material Contract, or under any other contract, commitment or agreement to which the Company is a party, which default would have a Material Adverse Effect, and the Company has not waived any material right under any such commitment. The Company has not received notice of any plan or intention of any other party to any Material Contract to exercise any right to cancel or terminate any Material Contract and the Company does not currently anticipate any material amendment or change to any Material Contract. Except as set forth on SCHEDULE 3.7, the Company has no reason to anticipate that any customer or supplier listed on Schedule 3.7 will cease to purchase from or supply to the Company any amount of goods or

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services. True, correct and complete copies of all Material Contracts have been, or within seven (7) days after the First Closing will be, furnished to CellStar.

      3.8 Labor Compliance. The Company is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect. There are no
(i) unfair labor practice charges or complaints of racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company or any employee of the Company before any federal, state or local court, board, department, commission or agency or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company, in each case which, if adversely determined, would have a Material Adverse Effect.

      3.9  Employee Compensation.

      (a) Compensation Plans. Except as set forth elsewhere in this Agreement, the Company has no compensation plans, arrangements or practices sponsored by the Company or to which the Company contributes on behalf of its employees, including without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards and stock ownership or stock options.

      (b) Employee Benefit Plans. Except as disclosed on SCHEDULE 3.9(b), there are no employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or to which the Company contributes on behalf of its employees nor have there been any Employee Benefit Plans previously sponsored or contributed to on behalf of its employees since the Company's inception in March 1996. The Company does not have any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who have retired from employment with the Company.

      (c) Employment Agreements. SCHEDULE 3.9(c) contains a complete and accurate list of all written employment agreements ("Employment Agreements") to which the Company is a party with respect to its employees. The Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements. The Company has provided CellStar a copy of each written Employment Agreement and a written description of each unwritten Employment Agreement.

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      (d)   Cash Compensation  SCHEDULE 3.9(d) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation ("Cash Compensation")of all employees of the Company who are currently compensated at a rate in excess of $40,000 per year. In addition, SCHEDULE 3.9(D) sets forth material increases in Cash Compensation of such employees which the Company is obligated to implement.

      3.10 Trade Secrets and Customer Lists. The Company has the right to use, to the knowledge of the Company, free and clear of any claims or rights of others, all material trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services presently sold or marketed by the Company. To the knowledge of the Company, the Company is not using any confidential information or trade secrets owned or claimed by any third party, including without limitation any past or present employee of the Company.

      3.11 Litigation. Except as set forth in SCHEDULE 3.11, there is no actual or, to the knowledge of the Company, threatened litigation, proceeding or governmental investigation in progress, nor, to the Company's knowledge, is there basis for any against or affecting the Company, its property or business. The Company is not (i) subject to any outstanding order, judgment, award, writ, injunction or decree by any court, arbitrator or governmental body against or affecting the Company, its assets or operations or (ii) in default with respect to any such order, judgment, award, writ, injunction or decree.

      3.12 Insurance. The Company now has and has had for at least the past one (1) year in full force and effect valid and enforceable policies of fire, liability and other insurance as set forth in SCHEDULE 3.12 attached hereto, in amounts and against such losses and risks as are therein set out. True, complete and correct copies of all such policies have been provided to CellStar.

      3.13 Inventory. EXCEPT AS SET FORTH ON SCHEDULE 3.13, The Company's inventory as reflected on the September Statements and on the Closing Date consists of items all of which are in good merchantable condition, are not obsolete or defective, and will be useable or saleable within a reasonable period of time in the ordinary course of the Company's business, except an immaterial amount of items which have been written down to realizable market value or written off completely, and damaged, broken or spoiled items in an amount which does not materially affect the value of the inventory. The Company has good and marketable title to the inventory, free and clear of all liens, security interests, adverse claims and encumbrances except as set forth on
SCHEDULE 3.5 attached hereto. With respect to inventory in the hands of suppliers for which the Company is committed as of the date hereof, such inventory is described in

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SCHEDULE 3.13 and is reasonably expected to be useable within a reasonable period of time in the ordinary course of the Company's business.

      3.14 Indebtedness and Guaranties. SCHEDULE 3.14 contains a true and complete list,with the names of the parties thereto, of all debt instruments, loan agreements, indentures, guaranties or other obligations, whether written or oral, relating to indebtedness for borrowed money, money loaned to others, or dividends to which the Company is a party or obligor.

      3.15  Taxes.

      (a) The Company has duly and timely filed all required federal, state, local, foreign and other tax returns, notices and reports (including, but not limited to, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) heretofore due, for which the failure to file would have a Material Adverse Effect; and all such returns, notices and reports are correct, accurate and complete in all material respects.

      (b) All tax deposits and remittances required to be made by the Company with respect to any tax (including, but not limited to, sales taxes, estimated income, franchise and employee withholding taxes) have been duly made, except for such deposits and remittances which if not made, would have a Material Adverse Effect.

      (c) All taxes, assessments, fees, penalties, interest and other governmental charges with respect to the Company which have become due and payable have been paid in full by the Company or adequately reserved against on its books of account.

      (d) To the knowledge of the Company, there are no actions, suits, proceedings, investigations or claims now pending against the Company regarding any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority. The Company has not received notice of any audit or inquiry with respect to its tax obligations.

      3.16 No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Securities, will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or any Material Contract, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Securities or

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any of the assets of the Company, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Securities or the assets of the Company. The Company has complied with all material laws, regulations and licensing requirements and has filed with the proper authorities all necessary and material statements and reports.

      3.17 Consents. No consent, approval, authorization, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company.

      3.18 Due Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby, to issue and deliver the Securities and to carry out the other provisions and conditions hereof and the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their respective terms.

      3.19  Interim Operations. Since July 30, 1997:

      (a) The business of the Company has been conducted only in the ordinary course and consistent with past practice;

      (b) Except as disclosed in SCHEDULE 3.19 (B), no increase has been made in the compensation of any director or officer. No increase has been made in the compensation of any other employee except in the ordinary course of business. No new agreement or arrangement, written or oral, has been made with any employee with respect to employment for a term which extends more than thirty (30) days after the First Closing Date, and no decrease has been made in prices for goods sold by the Company, which decrease would have a Material Adverse Effect;

      (c)   Except as disclosed on SCHEDULE 3.19(c), the Company has not:

            i) paid any material amount of any indebtedness prior to the due date or forgiven or cancelled any material debts or claims;

            ii) waived any right or cancelled any material contract, debt or claim;

            iii) incurred or discharged any liabilities or obligations except in the ordinary course of business;

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            iv)  contracted for the purchase of any material amount of capital assets or made any capital expenditures in excess of $100,000;

            v) assumed or entered into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business; or

            vi) lost or terminated any employee, customer or supplier, the loss or termination of which has or would have a Material Adverse Effect;

      (d) Neither the Company, nor to the best of the Company's knowledge, any affiliate, shareholder, director, officer, employee or other representative or agent of the Company, has solicited or participated in negotiations with any third party with respect to the sale of all or any portion of the stock or other securities, assets (other than in the ordinary course) or business of the Company or any transaction inconsistent with those contemplated hereby; and

      (e) To the knowledge of the Company, there has not been any material adverse change, whether or not caused by any act or omission of the Company or any officer, director or shareholder, in the Company's condition (financial or otherwise), operations, assets, liabilities, business or prospects, nor has any condition or state of facts arisen which could reasonably be expected to materially and adversely affect the condition (financial or otherwise), operations, assets, properties, liabilities, business or prospects of the Company.

      3.20 Environmental Protection. The Company has obtained all permits, licenses and other authorizations which are required as of the date hereof under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, hazardous or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder ("Environmental Laws"), except where such failure to obtain would not have a Material Adverse Effect. The Company is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions,

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conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

   There is no pending or, to the best knowledge of the Company, threatened civil or criminal litigation, notice of violation or administrative proceeding relating in any way to the Environmental Laws (including notices, demand letters or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Superfund"), and similar foreign, state or local laws) involving the Company, its assets or the Business. To the best of The Company's knowledge, there have not been and there are not any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which would give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, hazardous or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which may be brought, under RCRA, Superfund or similar foreign, state or local laws, which, if adversely determined would have a Material Adverse Effect.

      3.21  Section 3.21 is intentionally omitted.

      3.22 Suppliers. Set forth in SCHEDULE 3.22 is a complete and accurate list of the ten (10) largest suppliers in terms of dollar volume of transactions of the Company for the current fiscal year to date, showing, with respect to each, the name, and aggregate dollar volume of purchases from such supplier.

      3.23 Intellectual Property. The Company owns or has the right to use pursuant to license, sublicense, contract, franchise or agreement (i) all inventions, patents, patent applications and patent disclosures; (ii) trademarks, service marks, logos, trade names and corporate names and all applications, registrations and renewals thereof; (iii) all technology, know-how or processes; (iv) copyrightable works, copyrights, and all applications, registrations and renewals in connection therewith; (v) computer and other software (including data and related documentation); (vi) all other proprietary rights; (vii) and all copies and tangible embodiments of any of the foregoing in whatever form or medium (the "Intellectual Rights"), necessary to conduct its business presently, in each case, except where the failure to own or use would not have a Material Adverse Effect. All applicable fees, royalties and other amounts due and payable by or to any person or entity with respect to the Intellectual Rights have been paid. Except as disclosed on SCHEDULE

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

3.11, none of the Company or, to the knowledge of the Company after inquiry, its shareholders, officers, directors or key employees: (i) is the subject of any pending litigation or any claim regarding infringement of or misappropriation or misuse of any Intellectual Rights or other intangible right of any other party,
(ii) has any knowledge of any such infringement, whether or not a claim has been asserted by any party, which infringement could have a material adverse effect on the Company, its property or business; (iii) has any knowledge of any infringement by any other party of any of the Intellectual Rights; and (iv) has any knowledge of any facts or circumstances which could reasonably be anticipated to result in any such litigation or claim. The Company is not aware of any other party that is operating under or otherwise using any name confusingly similar with any trade names, trademarks, service names, service marks or logos included in the Company's Intellectual Rights. To the best of the Company's knowledge no Intellectual Right (whether owned or licensed by the Company) is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company. Except as set forth on
SCHEDULE 3.23, the Company has not entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Right.

      3.24 Accuracy of Information/Schedules. All written information furnished to CellStar by the Company hereby or in connection with the transactions contemplated hereby is true, correct and complete in all material respects. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects. The Schedules described in Section 3 have been delivered prior to the
Closing Date.   Any Schedule which is not attached hereto at the time that
CellStar executes this Agreement shall not be subsequently attached hereto or incorporated herein unless such Schedule is accepted by CellStar in writing.

      3.25 Distributions and Repurchases. No distribution, payment or dividend of any kind has been declared or paid by the Company on any of its capital stock at any time.

      3.26 Certain Payments. To the best knowledge of the Company, neither the Company nor any director, officer, employee or shareholder of the Company has paid or caused to be paid, directly or indirectly, in connection with the business of the Company (i) any bribe, kick-back or other similar payment to any government or agency thereof or any supplier or customer or agent thereof, or
(b) any contribution to any political party or candidate (other than from personal funds of individuals not reimbursed by the Company or as otherwise permitted by applicable law).

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

      3.27 Full Disclosure. No representation or warranty of the Company made in this Agreement, nor any written statement furnished to CellStar pursuant hereto, or in connection with the transactions contemplated hereby, heretofore furnished to CellStar by the Company, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The Company has not withheld and will not withhold from CellStar knowledge of any events, conditions or facts which would have a Material Adverse Effect.

SECTION 4.  REPRESENTATIONS AND WARRANTIES BY TOPP.

   Topp represents and warrants to CellStar that the following are true and correct as of the date hereof and will be true and correct on the Second Closing Date to the same extent as if made on such date:

      4.1 No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, including the conversion of the Conversion Debt, will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Topp, Inc. or any agreement, indenture or other instrument under which Topp, Inc or Topp individually is bound or to which any securities of the Company owned by Topp are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any securities of the Company owned by Topp, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jursidiction over Topp, Topp, Inc., or any securities or assets of Topp, Inc. Topp, Inc. has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports in connection with the conversion of the Conversion Debt and the transactions contemplated herein.

      4.2 Consents. No consent, approval, authorization, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required on the part of Topp or Topp, Inc. to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby to which Topp, Inc, is or will be a party or be bound, including without limitation, the conversion of the Conversion Debt.

      4.3 Authority and Validity of Agreement. Topp has full right, power and authority to enter into this Agreement and the other agreements contemplated hereby and to carry out the other provisions and conditions hereof and the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby have been duly executed and delivered by Topp and constitute valid and legally binding agreements of Topp enforceable against Topp in accordance with their respective terms.

      4.4 Full Disclosure. No representation or warranty of Topp made in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

SECTION 5.  REPRESENTATIONS AND WARRANTIES BY POLLAK

   Pollak represents and warrants to CellStar that the following are true and correct as of the date hereof and will be true and correct on the Second Closing Date to the same extent as if made on such date:

      5.1 No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under any agreement, indenture or other instrument under which Pollak is bound or to which any securities of the Company owned by Pollak are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any securities of the Company owned by Pollak.

      5.2 Consents. No consent, approval, authorization, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required on the part of Pollak to authorize, or is required in connection with, the execution, delivery and performance by Pollak of this Agreement or the agreements contemplated hereby.

      5.3 Authority and Validity of Agreement. Pollak has full right, power and authority to enter into this Agreement and the other agreements contemplated hereby and to carry out the other provisions and conditions hereof and the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby have been duly executed and delivered by Pollak and constitute valid and legally binding agreements of Pollak enforceable against Pollak in accordance with their respective terms.

      5.4 Full Disclosure. No representation or warranty of Pollak made in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

SECTION 6.  REPRESENTATIONS AND WARRANTIES BY CELLSTAR

   CellStar represents and warrants to the Company that the following are true and correct as of the date hereof and will be true and correct on the Second Closing Date to the same extent as if made on such date:

      6.1   Organization and Good Standing.     CellStar is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it, to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. CellStar is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be qualified or licensed would not have a material adverse effect on the business of CellStar.

      6.2 Authority. The execution of this Agreement by CellStar, its delivery to the Company and the performance of its terms have been fully authorized by the Board of Directors of CellStar and its parent company, CellStar Corporation ("Parent"), and no further corporate action is necessary on its part to make this Agreement valid and binding upon CellStar in accordance with its terms. Neither the execution nor delivery of this Agreement nor its performance will result in a violation or breach of any term or provision of, nor constitute a default under, CellStar's Certificate of Incorporation or By-Laws.

      6.3 Consents. No consent, approval, authorization or order of or filing with any court, any governmental body, or any issuer of or other party to agreements, licenses, leases, sales orders, permits, franchises, rights and other obligations of CellStar or Parent are required for the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.

      6.4 Securities Purchase. CellStar represents with respect to the purchase of the Securities hereunder that:

      (a) CellStar is acquiring the Securities for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act, and CellStar has no present or presently contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof.

      (b) CellStar understands that because the Securities have not been registered under the Securities Act, it cannot dispose of any or all of the Securities unless the relevant shares are subsequently registered under the Securities Act or exemptions from such registration are available. CellStar understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

      The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act or an opinion of counsel satisfactory to the Company is obtained to the effect that an exemption from such registration requirements is available.

     (c) CellStar is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company. CellStar has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; and the officers of the Company have made available to CellStar any and all written information which it has requested and have answered to CellStar's satisfaction all inquiries made by CellStar.

     (d) CellStar has been advised that the Securities have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Securities is relying upon, among other things, the representations and warranties of CellStar contained in this Section 6.

     (e) No broker, finder, agent or similar intermediary has acted on behalf of CellStar in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

     (f) CellStar acknowledges that any financial projections provided to CellStar were prepared by the management of the Company and are based on certain operating assumptions made by the management of the Company. CellStar acknowledges and represents that these projections are not being relied on by CellStar as terms or conditions of the investment, and CellStar understands that such projections merely represent good faith estimates of the management of the Company, based on analysis, facts and conditions known as of the date hereof. CellStar is aware that there is no assurance that the actual results of the business of the Company will not vary from such projections or any other projections provided by the management of the Company.

SECTION 7. CONDITIONS PRECEDENT TO CELLSTAR'S OBLIGATION TO CLOSE

     7.1 First Closing Date. The obligation of CellStar to close the purchase of the October Shares shall be subject to the fulfillment at or prior to the First Closing Date of the following conditions precedent:

           (a) Correctness of Representations and Warranties. The representations and warranties of the Company, Topp and Pollak contained in this Agreement shall be accurate in all respects on the date when made and shall also be accurate on theFirst Closing Date to the same extent as if made on such date.

           (b) Opinion of Counsel. CellStar shall have received the opinion of Greenberg Traurig, as counsel for the Company, dated as of the First Closing Date, acceptable to counsel for CellStar;

           (c) Consents. The Company shall have delivered to CellStar the written consent of each party whose written consent is necessary to the transactions contemplated by this Agreement.

           (d) No Injunction. On the First Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein or any of them not be consummated as herein provided.

           (e) Shareholder Agreement. The Company and each shareholder of the Company shall have executed and delivered to CellStar the SHAREHOLDER AGREEMENT (herein so called) in the form of EXHIBIT B attached hereto.

           (f) Indemnity Agreement. The Company, Topp and Topp, Inc. shall have entered into an indemnity agreement in the form of EXHIBIT C attached hereto.
           (g) Amendment to Bylaws. The Company shall have amended its Bylaws to make reference to the Shareholder Agreement in the Bylaws provision pertaining to the voting requirements for actions taken by the Board of Directors of the Company.

           (h) Debt Conversion. CellStar shall have received evidence, satisfactory to its counsel, that $1 million in principal amount of indebtedness owed by the Company to Topp, Inc. has been converted to shares of the Company's Class B Common Stock.

          (i) Other Documents. The Company shall have delivered such other documents or instruments as CellStar and its counsel shall reasonably consider necessary or advisable to consummate the transactions contemplated hereby.

     7.2    Second Closing Date.   The obligation of CellStar to close the
purchase of the December Shares shall be subject to the fulfillment at or prior to the Second Closing Date of the following conditions precedent:

            (a) Correctness of Representations and Warranties. The representations and warranties of the Company, Topp and Pollak contained in this Agreement shall be accurate in all respects on the Second Closing Date to the same extent as if made on such date.

            (b) No Injunction. On the Second Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein or any of them not be consummated as herein provided.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY, TOPP AND POLLAK TO CLOSE

     8.1 First Closing Date. The obligation of the Company to close the sale of the October Shares shall be subject to the following conditions precedent:

            (a) Correctness of Representations and Warranties. The representations and warranties of CellStar contained in this Agreement shall be accurate in all respects on the date when made and shall also be accurate on the First Closing Date to the same extent as if made on such date.

            (b) Payment of Purchase Price. CellStar shall have delivered $3 million (less any offsets agreed upon between the parties) to the Company by cashier's check or wire transfer to an account designated by the Company, against receipt of the October Shares.

            (c) No Injunction. On the First Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein or any of them not be consummated as herein provided.
            (d) Shareholder Agreement. CellStar shall have executed and delivered to the Company and the shareholders the SHAREHOLDER AGREEMENT (herein so called) in the form of EXHIBIT B attached hereto.

            (e) Opinion of Counsel. The Company shall have received the opinion of the General Counsel of CellStar Corporation, a Delaware corporation, as counsel for CellStar, dated as of the First Closing Date, acceptable to counsel for the Company.

             (f) Other Documents. CellStar shall have delivered such other documents or instruments as the Company and its counsel shall reasonably consider necessary or advisable to consummate the transactions contemplated hereby.

      8.2 Second Closing Date. The obligation of the Company to close the sale of the December Shares shall be subject to the following conditions precedent:

             (a) Correctness of Representations and Warranties. The representations and warranties of CellStar contained in this Agreement shall be accurate in all respects on the date when made and shall also be accurate on the First Closing Date to the same extent as if made on such date.

             (b) Payment of Purchase Price. CellStar shall have delivered $2 million (less any offsets agreed upon between the parties) to the Company by cashier's check or wire transfer to an account designated by the Company, against receipt of the December Shares.

             (c) No Injunction. On the Second Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein or any of them not be consummated as herein provided.

SECTION 9.1  OTHER COVENANTS

      9.1 Further Assurances. From time to time, whether at or after the First Closing or the Second Closing and without further consideration, each of the parties, at their own expense, will execute and deliver such further instruments and documents and take such other action as another party may reasonably require to otherwise effectuate the transactions contemplated herein and in the Exhibits hereto.

      9.2 Announcements and Notices. Without the prior written consent of CellStar, the Company, Topp, Pollak, and the Company's officers, directors, shareholders, employees and affiliates will not make or issue any public or private announcement, press release or other notice regarding the issuance of the Securities to CellStar or the fact that CellStar is a shareholder of the Company.

      9.3 Confidentiality of Business Information. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, (iii) later lawfully acquired from other sources by the party to which it was furnished), or (iv) required to be disclosed by law; and each party will not release or disclose such information to any other person, except its certified public accountants, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

             Notwithstanding any provision in this Agreement to the contrary or any investigation made by any of the parties on or prior to the date of this Agreement, the representations and warranties made herein shall survive the First Closing for a period of one (1) year, except for (i) representations and warranties with respect to any tax or tax-related matters or any ERISA maters, which shall survive the First Closing until the running of any applicable statutes of limitation and (ii) representations and warranties with respect to environmental matters, which shall survive the First Closing for a period of ten
(10) years. All statements contained in any schedule, certificate, or other instrument delivered by or on behalf of the Company connection herewith shall be deemed to have been representations and warranties made by the Company in connection herewith.

SECTION 11.1 INDEMNIFICATION

             11.1 Indemnification by the Company. The Company hereby agrees to indemnify, defend and hold harmless CellStar and its affiliates, directors, officers, agents, and attorneys from and against all liability, damage, deficiency, loss, claim, obligation, demand, assessment, penalty, cost or expenses, including attorney fees and any costs of investigation
(collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from a breach of any material representation, warranty or covenant of the Company contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed by the Company in connection with the transactions contemplated hereby.

             11.2 Indemnification by Topp. Topp agrees to indemnify, defend and hold harmless CellStar and its affiliates, directors, officers, agents and attorneys from and against any and all Damages asserted against or incurred by such indemnitees by reason of or resulting from a breach of any material representation, warranty or covenant of Topp contained herein or in any agreement executed by Topp in connection with the transactions contemplated hereby.

       11.3 Indemnification by Pollak. Pollak agrees to indemnify, defend and hold harmless CellStar and its affiliates, directors, officers, agents, and attorneys from and against any and all Damages asserted against or incurred by such indemnitees by reason of or resulting from a breach of any material representation, warranty or covenant of Pollak contained herein or in any agreement executed by Pollak in connection with the transactions contemplated hereby.

       11.4 Indemnification by CellStar. CellStar agrees to indemnify, defend and hold harmless the Company and its affiliates, directors, officers, agents, and attorneys from and against any and all Damages asserted against or incurred by such indemnitees by reason of or resulting from a breach of any material representation, warranty or covenant of CellStar contained herein or in any agreement executed by CellStar in connection with the transactions contemplated hereby.

       11.5  Other Rights.  A party's right to indemnification under this
Section 11 shall not be exclusive of any other rights or remedies available to such party, either at law or in equity.

SECTION 12.  GENERAL PROVISIONS

       12.1 Expenses. Each party hereto shall bear its or his own expenses incurred pursuant to this Agreement; provided, however, that in the event of any action or proceeding (including, but not limited to, arbitration, appellate and bankruptcy proceedings) arising out of or relating to this Agreement or to the subject matter, enforcement or breach hereof, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses.

       12.2 Entire Agreement. This Agreement, together with the Schedules and Exhibits B and C referred to herein which are incorporated herein by this reference, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

       12.3 Construction. THE CONSTRUCTION, PERFORMANCE AND VALIDITY OF THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

       12.4 Dispute Resolution. Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or performance under this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement shall be exclusively and finally settled by arbitration, and any party may submit such a dispute, controversy or claim to arbitration.

          (a) The arbitration shall be heard and determined by three (3) arbitrators, except that any claim less than $100,000 shall be heard and determined by one (1) arbitrator chosen in accordance with the rules of the American Arbitration Association. Each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration. The party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or if the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

          (b) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

               (i) The arbitration proceedings shall be held in a city and at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

               (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

               (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

               (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (3) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

               (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

               (vi) The decision of the arbitrators shall be reduced to writing and shall contain the factual and legal reasons for such decision; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

               (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

               (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

   12.5. Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both of the other genders and the singular number shall include the plural.

   12.6. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs,representatives, successors and permitted assigns. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby may be assigned without the prior written consent of the party against whom enforcement of such assignment would be sought.

   12.7. Amendments. This Agreement may be amended only by a written agreement executed by all of the parties hereto. Any obligation or condition may be waived only by an instrument in writing signed by the party intended to be the beneficiary thereof.

     12.8. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested, postage and fees prepaid, first class mail to: (i) the Company at Topp Telecom, Inc., 8200 N.W. 27th St., Suite 117, Miami, FL., 33122; (ii) David Topp at Topp, Inc., 8280 N.W. 27th St., Suite 506, Miami, FL., 33122; (iii) F. J. Pollak at Topp Telecom, Inc., 8200 N.W. 27th St., Suite 117, Miami, FL; and (iv) CellStar at CellStar Telecom, Inc., 1730 Briercroft Ct., Carrollton, TX 75006, Attn. President, with a copy to CellStar Corporation, 1730 Briercroft Ct., Carrollton, TX 75006, Attn. General Counsel.

     Any party hereto may change the address designated for mailing by written notice to the other party. All such notices shall be deemed to be given when delivered in person, or if placed in the mail as aforesaid, then four (4) days thereafter.

     12.9. Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, agreement or condition contained in this Agreement, any schedule or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     12.10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12.11. Counterparts. This Agreement may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when both of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

     12.12 Exhibit A Omitted. Exhibit A has been intentionally omitted from this Agreement.

                                   **********

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TOPP TELECOM, INC.                  CELLSTAR TELECOM, INC.


By:    /s/ F.J. Pollak              By:    /s/ Daniel T. Bogar
    ---------------------------         ------------------------------
         F.J. Pollak                           Daniel T. Bogar
         President and CEO                     Vice President




For Purposes of Sections 4, 8, 9, 10, 11 and 12 only:  /s/ David Topp
                                                      --------------------------
                                                           DAVID  TOPP


For Purposes of Sections 5, 8, 9, 10, 11 and 12 only:   /s/ F.J. Pollak
                                                      --------------------------
                                                            F.J. POLLAK

                                   EXHIBIT A

             [INTENTIONALLY OMITTED FROM STOCK PURCHASE AGREEMENT]

                                                                       EXHIBIT B

                            SHAREHOLDERS' AGREEMENT

     This Shareholders' Agreement ("Agreement"), dated as of November 4, 1997, by and among Topp Telecom, Inc., a Florida corporation, ("Company"), CellStar Telecom, Inc., a Delaware corporation ("Investor"), David Topp ("Topp") and F.J. Pollak ("Pollak" and together with Topp, the "Individual Shareholders") and each future holder of record of Voting Stock (hereinafter defined) who executes this Agreement or a separate agreement to be bound by the terms hereof, regardless of when executed (Investor, Individual Shareholders and such future holders of record are hereinafter sometimes referred to collectively as the "Shareholders" and each individually as a "Shareholder") and Dora Topp, the spouse of Topp ("Dora Topp") (for purposes of Section 7 only).

                                  WITNESSETH:

     WHEREAS, the Company has authorized 5,000,000 shares of Voting Common Stock (the "Voting Stock") and 5,000,000 shares of non-voting common stock (the "Non-Voting Stock"), which together with the Voting Stock are collectively referred to as the "Securities");

     WHEREAS, prior to the execution and delivery of this Agreement, the Individual Shareholders were the record and beneficial owners of all of the outstanding shares of the Company's Voting Stock; and

     WHEREAS, to induce the Investor to invest in the Company by purchasing shares of the Securities from the Company, the Company and the Individual Shareholders desire to place certain restrictions upon the transfer and voting of the Securities;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. RIGHT OF FIRST REFUSAL

      1.1  Right of First Refusal.

      (a) If a Shareholder ("Seller") receives a bona fide written offer ("Offer") from a potential transferee (the "Offeror") to purchase all, but not less than all, of his Securities, the Seller must comply with the provisions of this Section prior to accepting the Offer. Within ten days of his receipt of the Offer, the Seller shall obtain from the Offeror a statement in writing addressed to the Seller and signed by the Offeror (the "Statement") setting forth (i) the date of the Statement (the "Statement Date"); (ii) the price per share to be paid by the Offeror (the "Third Party Price") and the terms of payment of such Third Party Price; (iii) the Offeror's willingness to be bound by the terms of this Agreement if the Offer is accepted; (iv) the Offeror's name, address and telephone number; and (v) the Offeror's willingness to supply any additional information about the Offeror as may be reasonably requested by the Shareholders other than the Sellers (the "Other Shareholders").

      (b) Within five days following the Statement Date, the Seller shall give notice ("Notice") to the Company and the Other Shareholders stating that the Seller proposes to accept the Offer. The Seller shall deliver with the Notice (i) the Statement, (ii) evidence reasonably satisfactory to the Company as to the Offeror's financial ability to consummate the proposed purchase; and (iii) an opinion of counsel reasonably satisfactory to the Company that the proposed transaction would be in compliance with the Securities Act.

     (c) The Company shall thereupon have the irrevocable and exclusive option, but not the obligation (the "First Option"), to purchase all, but not less than all, of the shares of Securities which the Offeror has proposed to purchase from the Seller (the "Subject Shares") for the purchase price and on the terms set forth in the Statement. The First Option shall be exercised by the Company by giving notice (the "First Option Notice") to the Seller within 15 days following the date of the Notice that the Company elects to exercise the First Option. Upon exercise of the First Option, the Company shall have the obligation to purchase the Subject Shares subject to the terms and conditions hereof. Failure by the Company to exercise the First Option or to give a First Option Notice shall be deemed an election by it not to exercise the First Option.

     (d) If the First Option is not exercised, the Other Shareholders shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Second Option"), to purchase all, but not less than all, of the Subject Shares for the purchase price and on the terms set forth in the Statement. The Second Option shall be exercised by the Other Shareholders by giving notice of such exercise (the "Second Option Notice") to the Seller and the Company within five days following the expiration of the Company's 15-day exercise period referred to in subsection (c) above. Any purchase of the Subject Shares by the Other Shareholders pursuant to this subsection (d) shall be pro rata among the Other Shareholders electing to purchase such Shares, according to such Other Shareholders' respective ownership of shares of Common Stock, unless such Other Shareholders shall otherwise agree. Upon exercise of the Second Option, the exercising Other Shareholders shall have the obligation to purchase the Subject Shares on and subject to the terms and conditions of the Statement and of this Agreement. Failure by any Other Shareholder to exercise the Second Option or to give a Second Option Notice shall be deemed an election by such Other Shareholders not to exercise the Second Option.

     (e) Anything in subsections (c) and (d) to the contrary notwithstanding, the Company and the Other Shareholders having the First Option and the Second Option, respectively, may, pursuant to the exercise of the First Option or the Second Option, purchase fewer than all of the Subject Shares provided that the Company and such persons in the aggregate elect to purchase all, but not less than all, of the Subject Shares, and it shall be a condition precedent to the obligation of the Company and such persons to purchase any Subject Shares that all, but not less than all, of the Subject Shares have in the aggregate been elected to be purchased pursuant to the exercise of the First Option and the Second Option. If the Subject Shares are not purchased by the Company or the Other Shareholders, pursuant to this Section then the Seller may sell the Subject Shares at any time during the ensuing 60 days in strict conformity with the terms set forth in the Statement. If at the end of such 60-day period the Seller has not sold the Subject Shares, all restrictions on the sale or transfer of the Securities set forth in this Agreement shall again be in effect.

      1.2 Closing. If any shares are purchased by the Company or the Other Shareholders pursuant to the First Option or the Second Option, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing (the "Closing") to be held at the principal office of the Company in Miami, Florida at 10:00 a.m. local time on the tenth business day following the exercise of any other First Option and/or the Second Option.

SECTION 2. TAG-ALONG RIGHTS; TAKE-ALONG RIGHTS.

      2.1 Tag-Along Rights. If the Company or the holder(s) (whether one or more, the "Majority Holder(s)") of 50% or more of the Company's outstanding Securities receive a bona fide offer to purchase 50% or more of the Company's outstanding Securities ("Control Shares"), and the Majority Holder(s) desire to accept such offer, the Majority Holder(s) shall give notice to the Investor, together with a copy of the offer ("Tag-Along Offer"). The Investor shall thereupon have the right, but not the obligation, to sell a portion of its Securities in any sale made pursuant to the Tag-Along Offer; and the Majority Holder(s) shall be required to include in such sale, upon the same price, terms and conditions, the number of Investor's shares of Securities equal to the Investor's pro-rata share of the total amount of Securities covered in the Tag-Along Offer.

      2.2 Take-Along Rights. In the event that the Company or the Majority Holder(s) receive an offer to purchase all, but not less than all, of the outstanding shares of the Company from an unaffiliated party and the Majority Holder(s) desire to accept such offer, the Investor shall sell the Investor's Securities upon the same terms and conditions, and for the same purchase price per share as proposed to be sold by the Majority Holder(s), pursuant to such offer ("Take Along Sale").

SECTION 3. EXCLUSIONS

      3.1 Public Offerings Excluded. The terms and provisions of Sections 1 and 2 shall not apply to sales of Common Stock made pursuant to a Public Offering.

SECTION 4. REGISTRATION RIGHTS

      4.1 Demand Registration. In the event that the Company shall have previously effected a Public Offering, a Shareholder may notify the Company in writing that the Shareholder desires the Company to cause at least fifty percent (50%) of such Shareholder's Securities to be registered for sale to the public under the Securities Act. Within fifteen (15) days after the Company's receipt of the Shareholder's request, the Company will promptly notify the other Shareholders and prepare and file, and use its best efforts to prosecute to effectiveness, an appropriate filing with the SEC of a registration statement covering such shares and the proposed sale or distribution thereof under the Securities Act. Notwithstanding the foregoing, the Company shall not be required to effect, or take any action to effect, a registration requested pursuant to this Section 4.1 for such Shareholder (a) after the Company has effected two (2) registrations pursuant to this Section 4.1 for such Shareholder and such registrations have been declared or ordered effective by the SEC, (b) more than one registration on Form S-1 in any twelve-month period, (c) any registration on Form S-1 when the Company is eligible to use Form S-3 with respect to the relevant offering, or (d) any registration within the 120-day period after the Public Offering. The Company may postpone filing of any registration statement hereunder for a reasonable period of time (not to exceed 90 days) if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material transaction or other matter that the Company determines reasonably and in good faith would result in a material detriment to the Company. The Company shall use its best efforts to cause such registration statement to remain effective for such period that may be reasonably necessary to complete the distribution of securities so registered for sale.

     4.2 Piggyback Rights. If the Company shall at any time propose to register pursuant to an underwritten offering any class of security on any form for the general registration of the Company's securities under the Securities Act (other than a registration form relating to (i) a Public Offering of stock of the Company not including any secondary offering of shares then issued and outstanding, or (ii) any employee stock option or employee stock purchase or savings plan or certain reclassifications, mergers, consolidations or acquisitions), the Company will give prompt written notice to the Shareholders of its intention to do so. Upon the written request of the Shareholders made within 20 days after the receipt of any such notice, the Company will cause the Securities which the Company has been so requested to register by the Shareholders to be registered under the Securities Act; provided that, (i) the Shareholders must sell its Securities to the underwriters of such offering on the same terms and conditions as any similar securities of the Company or other holders included therein; (ii) the Shareholders may elect, not later than five days prior to the effectiveness of the registration statement filed in connection with such registration, not to register such securities in connection therewith, (iii) the Company shall not obligated to include the Securities to the extent the underwriter or underwriters of such securities shall determine in good faith that the inclusion of the Securities would jeopardize the successful sale at the desired price of such securities proposed to be sold by the underwriter or underwriters, in which case the number of shares, if any, to be included in the registration statement shall be allocated among the Shareholders pro rata on the basis of the number of shares of Securities held by the Shareholders, (iv) the Shareholders may exercise this right only with respect to three registrations, and (v) the Company shall not be required to maintain in effect the registration statement as it relates to the shares of Securities beyond the period necessary to comply with the Securities Act. If the registration is an underwritten offering, the Company will have the sole and exclusive right to select the investment banker(s) and manager(s) to administer the offering and to make any other decision with respect to the offering.

     4.3 Expenses. The registration expenses of the Shareholders will be paid by the Company in all registrations in which the Shareholders are entitled to participate pursuant to Sections 4.1 and 4.2; provided, however, that the Shareholders shall pay (i) the fees and disbursements of its own counsel and
(ii) the Securities Act registration fees and underwriters discounts and compensation, if any, attributable to the inclusion in such registration of such Shareholder's Securities.

     4.4 Restrictions on Sale. The Shareholders agree not to effect any public sale or other distribution of any Securities or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities during the 30 days prior to and the 120 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

      4.5 Covenants. A Shareholder may not participate in any underwritten offering hereunder unless such Shareholder (i) agrees to sell shares of Securities on the basis provided in any underwriting arrangements relating to such underwritten offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements. The Company and the Shareholders will enter into customary indemnification agreements with respect to any public offering in which the Shareholders participate concerning information furnished by or on behalf of each such party for use in the preparation of the registration statement and/or prospectus and any amendments or supplement thereto.

      4.6 Additional Grants of Registration Rights. The Company shall not hereafter enter into any agreement with respect to its Securities which is inconsistent with the rights granted to the Shareholders in this Section 4. If the Company shall hereafter grant any registration or similar rights with respect to any securities of the Company which are more favorable than the rights granted to Investor in this Agreement, the Investor shall immediately be vested with such more favorable rights.

      4.7 Transferable Rights. The registration rights granted to the Shareholders in this Agreement may be transferred in connection with a permitted disposition of all or any portion of the Securities of the Shareholders. Any transferee of the Securities of the Shareholders pursuant to a permitted disposition shall succeed to all of the registration rights hereunder of such Shareholder.

SECTION 5. PARTICIPATION RIGHTS

      5.1 Right to Participate in Additional Financings. The Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company for the purpose of raising capital in excess of $250,000 for the Company, unless the Company first submits written notice to the Investor, identifying the terms of the proposed sale (including cash price, number of shares and all other material terms), and offers to the Investor the opportunity to purchase all of the securities on terms and conditions, including price, not less favorable to the Investor than those on which the Company proposes to sell such securities to another party, whether or not such other party is a third party, another shareholder or has any relationship with the Company or any shareholder of the Company. The Company's offer to the Investor shall remain open and irrevocable for a period of 20 days. The Investor shall have the right, but not the obligation, to purchase all or any portion of the securities so offered. Any securities so offered which are not purchased by the Investor pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer to the Investor, at any time within 120 days following the termination of the above-referenced 120-day period but may not be sold on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section.

      Notwithstanding the foregoing, the Company may (i) issue, or issue options for, shares of its Common Stock (as appropriately adjusted for stock splits, stock dividend and the like) to officers, employees and directors of, and consultants to, the Company pursuant to plans approved and/or adopted by the Board of Directors of the Company and may issue shares of its Common Stock upon the exercise of any such stock options and (ii) issue securities to the public pursuant to a registration statement filed under the Securities Act.

      5.2 Termination. Notwithstanding anything herein to the contrary, the provisions of this Section 5 shall terminate immediately prior to the closing of a Public Offering.

SECTION 6. VOTING; CERTAIN ACTIONS

      6.1 The following actions by the Company shall require the prior consent of the Investor, which consent shall not be unreasonably withheld:

           (a) Issuance of any securities of the Company (whether debt, equity or any combination thereof, and whether voting or non-voting) or any rights to acquire any securities of the Company (except pursuant to a stock option plan adopted by the Board or the issuance of the December Shares).

           (b) Increase in the number of members of the Board of Directors (provided no consent shall be required if such increase is made in accordance with Section 6.3 hereof).

           (c) Alteration, amendment, repeal or other change of the Company's Articles of Incorporation or Bylaws;

           (d) Repurchase or redemption by the Company of any of the Company's outstanding Securities;

           (e) Declaration and payment of dividends or distributions of cash, property, securities or otherwise on the Company's Securities;

           (f) Transactions with any officer, director, shareholder (or any affiliate of any of them) of the Company or any other party directly or indirectly related to the Company, other than inventory purchases and transactions in the ordinary and usual course of the Company's business (provided, that, the Investor specifically acknowledges to and consents to the employment agreements currently in effect for Topp and Pollak and that payments with respect to the Topp Debt (as defined in the Stock Purchase Agreement) will continue to be made to Topp consistent with past practices);

           (g) Acquisition of the stock or all or substantially all of the assets of any person or business;

           (h) Capital expenditures in excess of $100,000 per transaction or per quarter;

           (i) Sale, transfer, pledge or other disposition of any material asset of the Company, or of any material amount of the Company's assets;

           (j) Approval of the Company's annual operating budget and business plan:

          (k) Any material deviation from the annual operating budget and business plan as approved by the Board of Directors;

          (l) Material contracts performable over three or more months or involving in excess of $100,000, other than contracts with customers or non-inventory suppliers in the ordinary course of business;

          (m) Incurrence of indebtedness for borrowed money or property in excess of $200,000 or payable over a period of more than three months.

          (n) Employment, appointment, engagement or retention of any executive officer, or any person to perform duties at the level of responsibility of any executive officer, of the Company;

          (o)  Termination of employment of any executive officer;

          (p) Any material and substantial change to the business of the Company.

     6.2 Amendment of Articles of Incorporation or Bylaws. Subject to Subsection 6.3 below, no Shareholder shall vote any Securities owned or controlled by it in favor of an amendment to or repeal of any provision of the Company's Articles of Incorporation or Bylaws or for the adoption of new or restated Articles of Incorporation or Bylaws of the Company without the prior written consent of the Investor, if such amendment or repeal of or new documents would affect the size or composition of the Board of Directors in violation of this Agreement.

     6.3 Size of Board. The Company hereby covenants that the Board of Directors shall consist of no more than seven (7) members, unless otherwise agreed to by the Shareholders. The Shareholders acknowledge that the Board currently consists of three members and agree that (a) the fourth member of the Board shall be appointed by the Investor, (b) the fifth member of the Board shall be appointed by mutual agreement of the Shareholders, (c) the sixth member of the Board shall be appointed by mutual Agreement of Topp and Pollak, and (d) the seventh member of the Board shall be appointed by the Investor. Unless otherwise agreed to by the Shareholders, if the Board of Directors amends the Bylaws of the Company or repeals the Company's Bylaws and adopts new Bylaws and such amendment or new Bylaws affects the size or composition of the Board of Directors in violation of this Agreement, each Shareholder shall use such Shareholder's best efforts to cause such amendment or new Bylaws to be further amended so as to be consistent with the terms and intent of this Agreement, and each Shareholder hereby agrees to vote any Securities owned or controlled by it accordingly.

     6.4 Proxies. No Shareholder shall give any proxy or power of attorney that permits the holder thereof to vote in her/his/its discretion on the election or removal of directors of the Company or the size of the Board of Directors, unless such proxy or power of attorney is expressly made subject to the provisions of Section 6.3 of this Agreement.

     6.5 Board Vacancies. In the event a vacancy occurs on the Board of Directors of the Company other than by reason of an increase in the number of directors, the remaining directors shall fill such vacancy in a manner consistent with Section 6.3 above. In the event a vacancy occurs on the Board of Directors of the Company by reason of an increase in the number of directors of the Company, if permitted by applicable corporation law, the remaining directors shall fill such vacancy in a manner consistent with Section 6.3 above.

     6.6 Annual Budget. The Company shall develop and present to the Board of Directors an operating budget for each fiscal year of the Company. The first such budget for the 1998 fiscal year shall be presented to the Board of Directors within thirty (30) days following the date hereof. Each subsequent budget shall be presented to the Board of Directors not less than sixty (60) days prior to the start of each fiscal year.

     6.7 Termination. Notwithstanding anything herein to the contrary, the provisions of this Section 6 shall terminate immediately prior to the closing of a Public Offering.

SECTION 7. CERTAIN ACTIONS IN EVENT OF DEATH

     7.1 Death of Topp. Dora Topp agrees that any Voting Stock owned by Dora Topp as a result of Topp's death shall be voted in accordance with advice received from Pollak. If Pollak shall die prior to Topp, then the Voting Stock received by Dora Topp in the event of Topp's death shall be subject to the provisions of Section 7.2 hereof.

     7.2 Death of Pollak or Dora Topp. In the event of Pollak's death or Dora Topp's death, any Securities held by such person's estate shall be sold to the Company (and the Company shall be obligated to purchase) such Securities within 90 days following the date of death. The purchase price for the Securities shall be equal to the greater of (x) five (5) times such deceased person's proportionate share of the Company's pre-tax profits for the immediately preceding 12-month period, or (y) the fair market value of such Securities, as determined by mutually agreeable independent appraiser.

     7.3 Payment of Purchase Price. The purchase price shall be paid in a lump sum from the proceeds of the insurance policy referenced in Section 9.16 hereof.

     7.4 Termination. Notwithstanding anything herein to the contrary, the provisions of this Section 7 shall terminate immediately prior to the closing of a Public Offering.

SECTION 8. CERTAIN DEFINITIONS

     As used herein, the following terms shall have the following respective meanings:

     Prior Shareholders' Agreement. "Prior Shareholders' Agreement" means that certain Shareholders' Agreement, dated May 15, 1996, by and among the Company, Topp and Pollak.

     Public Offering. "Public Offering" means the initial public offering of the Company's common stock to the public pursuant to a registration statement filed and declared effective under the Securities Act.

     Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

     SEC. "SEC" means the Securities and Exchange Commission.

     Stock Purchase Agreement. "Stock Purchase Agreement" means the Stock Purchase Agreement, dated the date hereof, whereby Investor is purchasing the Securities.

SECTION 9. MISCELLANEOUS

     9.1 Amendments, Waivers and Consents. No failure or delay on the part of any party hereto in exercising any right, power or remedy thereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Company and the Investor.

     9.2 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

     9.3 Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

     9.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     9.5 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when received and may be delivered by hand, telecopy, telex or other method of facsimile, certified or registered mail, postage and charges prepaid, return receipt requested, or by overnight delivery, in the case of the Investor, to CellStar Telecom, Inc., 1730 Briercroft Court, Carrollton, Texas 75006, Attention: President, with a copy to CellStar Corporation, 1730 Briercroft Court, Carrollton, Texas 75006, Attention:
General Counsel; and in the case of Topp, to Topp Telecom, Inc., 8280 N.W. 27th Avenue, Suite 506, Miami, Florida 33122, Attention: President.

     9.6 Severability. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     9.7 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein, including, but not limited to the Prior Shareholders' Agreement.

     9.8 Insufficient Surplus. If at any time when the Company elects to exercise an option to purchase any of the shares of Securities hereunder, or shall be obligated to purchase or pay for any of the shares of Securities hereunder, it shall have insufficient surplus to permit it under applicable law to purchase such shares, the Shareholders agree that it shall forthwith take appropriate steps to effect a sufficient reduction of the stated capital of the Company to enable such purchase to be made. In no event shall this provision be deemed to impose on the Shareholders the obligation, directly or indirectly, to invest any additional amounts of the Company (whether by contribution to capital, purchase of additional shares or otherwise).

     9.9 Endorsement of Stock Certificates. Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company at its principal office. Certificates representing the shares of Securities issued prior to the date of this Agreement shall be recalled by the Company on or before one (1) day after the effective date of this Agreement, and an officer of the Company shall endorse each certificate representing the shares of Securities heretofore and hereafter issued by the Company to any person by causing to be placed on the face thereof the following" "See restrictions on back of certificate" and by causing to be placed on the back thereof the following legend:

     THE STOCK REPRESENTED BY THE WITHIN CERTIFICATE IS ISSUED, ACCEPTED AND HELD SUBJECT TO THE TERMS OF A SHAREHOLDER AGREEMENT, DATED AS OF NOVEMBER 4, 1997. A COPY OF SUCH SHAREHOLDER AGREEMENT HAS BEEN FILED AT THE OFFICE OF THE CORPORATION. THIS CERTIFICATE AND THE STOCK REPRESENTED HEREBY IS NOT SUBJECT TO SALE, ASSIGNMENT, TRANSFER, MORTGAGE, PLEDGE, HYPOTHECATION, OR OTHER ENCUMBRANCE OR DISPOSITION, EXCEPT AS PROVIDED IN SUCH SHAREHOLDER AGREEMENT, TO ALL OF WHICH AND TO WHICH SHAREHOLDER AGREEMENT THE HOLDER HEREOF, BY THE ACCEPTANCE HEREOF, AGREES.

     The Company may also cause to be imposed upon such certificates such other legends as counsel to the Company shall determine to be required under the provisions of any federal securities act or any State law.

     No Shareholder may sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection therewith.

     9.10 Obligations of Purchasers are Several. Except as may otherwise be specifically provided in this Agreement, the liability of the Shareholders who purchase shares hereunder shall be several. Each Other Shareholder who purchases shares shall have no liability or responsibility for the performance of the obligations of any Other Shareholders who may be purchasing shares at the same time or otherwise in connection with the transaction.

     9.11 Specific Performance. Each of the parties acknowledge that it will be impossible to measure in money the damage to the parties or to any of them, if any party fails to comply with any of the restrictions or obligations imposed by this Agreement, that every such restriction and obligation is material, and that in the event of any such failure, the Investor will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against her/him/it at the suit of an aggrieved party without bond or other security, to compel performance of all of the terms hereof, and waives any defenses thereto, including, without limitation, the defenses of (i) failure of consideration,
(ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.

     9.12 Successors and Assigns. Neither this Agreement nor any right created hereby shall be assignable by any party hereto, except by the Investor to any commonly controlled affiliate of Investor. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns and any receiver, trustee in bankruptcy, or representative of the creditors of each of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

     9.13 Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     9.14 Representations of Shareholders. Each Shareholder hereby represents and warrants to the Company and each other Shareholder that as of the date of such Shareholder's execution of this Agreement, she/he/it is the record and beneficial owner of the Securities indicated on Appendix I hereto, free and clear of all liens, claims, encumbrances, and equities of every kind and character whatsoever, with the sole exception of such liens and encumbrances as are specifically authorized pursuant to the terms of this Agreement. Each Shareholder agrees to indemnify and hold harmless the Company and each other Shareholder from and against any and all liabilities, losses, costs or expenses (including attorney's fees) arising from the breach or inaccuracy of the foregoing representation and warranty.

     9.15 Dispute Resolution. Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the operation carried out under this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement shall be exclusively and finally settled by arbitration, and any party may submit such a dispute, controversy or claim to arbitration.

          (a) The arbitration shall be heard and determined by three (3) arbitrators except that any claim less than $100,000 shall be heard and determined by one (1) arbitrator chosen in accordance with the rules of the American Arbitration Association. Each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration. The party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or if the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

          (b) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

               (i) The arbitration proceedings shall be held in Miami, Florida, at a site chosen by mutual agreement of the parties or chosen by the arbitrators;

               (ii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

               (iii) The costs of the arbitration proceedings (including reasonable attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

               (iv) The decision of the arbitrators shall be reduced to writing and shall contain the factual and legal reasons for such decision; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement; and

               (v) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     9.16 Life Insurance. The Company will purchase insurance to cover its obligations under Section 7 hereunder.

                               ****************

     IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement on the date first written above.

                The Company:            TOPP TELECOM, INC.


                                        By:
                                           -------------------------------------
                                                F.J. Pollak, President


                Investor:               CELLSTAR TELECOM, INC.


                                        By:
                                           -------------------------------------



                Individual Shareholders:


                                        ----------------------------------------
                                        DAVID TOPP




                                        ----------------------------------------
                                        F.J. POLLAK

                For purposes of Section 7 only:


                                        ----------------------------------------
                                        DORA TOPP

                                                                       EXHIBIT C

                                   INDEMNITY

     This INDEMNITY AGREEMENT ("Agreement") is effective as of November 1, 1997 by and among TOPP TELECOM, INC., a Florida corporation ("Company"), and TOPP, INC., a Florida corporation ("Topp").

                                   RECITALS

     Simultaneous herewith, the Company and CellStar Telecom., Inc. ("Investor") are entering into a Stock Purchase Agreement whereby the Investor will make a substantial equity investment in the Company. Topp is an affiliate entity of the Company. As an inducement for the Investor to enter into the Stock Purchase Agreement, Topp has agreed to indemnify the Company for liabilities incurred in connection with certain litigation in which both Topp and the Company are named defendants.

                                   AGREEMENT

     For and in consideration of the premises, the mutual covenants and agreements contained herein and in the Stock Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Agreement to Indemnify.   Topp hereby covenants and agrees to
indemnify, defend and hold the Company harmless from and against the incurrence of any and all costs, expense, damage, claim, demand, fee, deficiency, loss, penalty, settlement, interest, obligation, liability, defense costs, counterclaim costs, attorneys fees and expenses and all other costs in excess of the first $50,000 incurred by the Company ("Excess Costs") arising out of or in connection with the matter styled Smartphone America, Inc., et al v. Topp, Inc., et al. No. 97-06200-CA-11 in the Circuit Court for the Eleventh Judicial Circuit in and for Dade County, Florida and any allegation or claim made therein or related thereto, regardless of when asserted or in what manner or forum asserted ("Claim").

     Upon the Company's incurrence of the first $50,000 in costs, whether incurred before or after the date of this Agreement, Topp shall assume the defense of and defend the Company against the Claim at Topp's sole expense. Topp shall, upon receipt of appropriate supporting documentation, promptly pay when due all Excess Costs incurred by the Company or incurred by Topp on behalf of the Company in connection with Topp's defense of the Company pursuant to this
Section 1. The Company shall not be required to pay any Excess Costs and then seek reimbursement from Topp under this Agreement; rather all Excess Costs shall be paid directly by Topp for and on behalf of the Company. If the Company becomes entitled to recover any amounts in connection with the Claim, Topp shall have subrogation rights for the total amount expended by Topp pursuant to its indemnification obligations hereunder.

     2.   Disinterested Board.  David Topp and/or any Board appointee of
Topp shall refrain from voting or acting upon any matter presented to the Board of Directors of the Company which involves the Claim, or this Agreement or Topp's indemnification obligations hereunder.

     3. Other Rights Reserved. This Agreement is not intended, and shall not operate or be construed, to limit, restrict or be exclusive of any other rights or remedies, either at law or in equity, to which either Topp or the Company may otherwise be entitled (whether against each other or another party) by reason of being a party in the Claim (whether as a defendant, cross-plaintiff or otherwise).

     4. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior or contemporaneous oral or written representations with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing signed by authorized representatives of both parties.

     5. Construction/Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to its principles of conflict of laws.

     6. Dispute Resolution. Each party covenants and agrees to mediate any dispute, controversy or claim arising out of or in connection with this Agreement or the subject matter hereof in formal mediation proceedings conducted by an independent third-party mediator acceptable to both parties. In the event that one party fails or refuses to participate in a mediation within thirty (30) days after receipt of the other party's written request for mediation, such dispute, controversy or claim shall be exclusively and finally settled by arbitration, and the party requesting mediation may submit such dispute, controversy or claim to arbitration.

     7. No Waiver. No waiver by any party of any default or breach by the other party of any provision of this Agreement shall be deemed to be a waiver of any subsequent default or breach by such other party of the same or any other provision. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     8. Counterparts. This Agreement may be signed in one or more counterparts each of which shall be deemed to be an original but together shall constitute one and the same instrument.

     9. Assignment. This Agreement is binding upon the undersigned and their respective heirs, representatives, executors, successors and assigns, and shall inure to the benefit of the Company, its successors and assigns. Neither this Agreement nor any obligation of Topp hereunder may be assigned without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion.

                             *********************

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.


TOPP, INC.

By:
    ------------------------------
    David Topp, Chairman



TOPP TELECOM, INC.


By:
    ------------------------------
    F.J. Pollak, President and CEO